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                                                                      Exhibit 21



                               SERVOTRONICS, INC.
                               ------------------

                                 SUBSIDIARIES OF
                                 ---------------

                                   REGISTRANT
                                   ----------


Name and address of each member                        Employer ID No.
-------------------------------                        ---------------

Servotronics, Inc.                                       16-0837866
P.O. Box 300
Elma, New York 14059-0300

Ontario Knife Company                                    16-0578540
26 Empire Street
Franklinville, New York 14737

Queen Cutlery Company                                    25-0743840
507 Chestnut Street
Titusville, Pennsylvania 16354

G.N. Metal Products, Inc.                                16-0964682
P.O. Box 300
Elma, New York 14059-0300

SVT Management, Inc.                                     16-1037766
P.O. Box 300
Elma, New York 14059-0300

MRO Corporation                                          16-1230799
P.O. Box 300
Elma, New York 14059-0300

TSV ELMA, Inc.                                           16-1415699
P.O. Box 300
Elma, New York 14059-0300

TSV Franklinville, Inc.                                  52-2364297
P.O. Box 300
Elma, New York 14059-0300